UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Organon & Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! ORGANON & CO. 2025 Annual Meeting Vote by June 9, 2025 11:59 PM Eastern Daylight Time LOGO ORGANON HERE FOR HER HEALTH ORGANON & CO. 30 HUDSON STREET FLOOR 33 JERSEY CITY, NJ 07302 V71576-P25834 You invested in ORGANON & CO. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 10, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 27, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually during the Meeting June 10, 2025 9:00 AM Eastern Daylight Time Virtually at: www.virtualshareholdermeeting.com/OGN2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Kevin Ali For 1b. Carrie S. Cox For 1c. Robert Essner For 1d. Alan Ezekowitz, M.D., Ph. D. For 1e. Helene Gayle, M.D. For 1f. Rochelle B. Lazarus For 1g. Deborah Leone For 1h. Philip Ozuah, M.D., Ph. D. For 1i. Cynthia M. Patton For 1j. Grace Puma For 1k. Shalini Sharp For 2. Approve, on a non-binding advisory basis, the compensation of Organon’s Named Executive Officers. For 3. Approval of an amendment and restatement of the Organon & Co. 2021 Incentive Stock Plan. For 4. Ratify the appointment of PricewaterhouseCoopers LLP as Organon’s independent registered public accounting firm for 2025. For 5. Shareholder proposal requesting adoption of a director election resignation guideline. Against NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V71577-P25834